EXHIBIT 99.1

APOLLO GOLD ANNOUNCES BOUGHT DEAL PRIVATE
PLACEMENT FINANCINGS OF CDN$10,000,000

Denver, Colorado – June 26, 2009 – Apollo Gold Corporation (“Apollo” or the “Company”) (NYSE AMEX: AGT; TSX: APG) announces  private placement financings pursuant to which Apollo proposes to sell 13,888,889 flow-through common shares for purposes of the Income Tax Act (Canada) (“Flow Through Shares”) at CDN$0.54 per Flow Through Share and 5,555,556 common shares (the “Common Shares”) at a price of CDN$0.45 per Common Share on a bought deal basis, to raise gross proceeds of CDN$10,000,000 (together, the “Offering”).  The Offering may be amended by written mutual consent of the Company and the underwriters such that the aggregate gross proceeds from the sale of the Flow-Through Shares and Common Shares (“Offered Securities”), on the same terms and conditions as the Offering (including the sale price thereof), are increased to up to CDN$13,000,000.  As compensation, the Company has agreed to pay the underwriter a 6.5% cash commission as well as compensation options entitling the underwriter to purchase that number of non flow-through common shares of the Company equal to 6.0% of the aggregate number of Offered Securities sold under the offering at an exercise price of CDN$0.45 per share.

Apollo intends to use the proceeds of the private placement to incur Canadian Exploration Expenses (as defined under the Income Tax (Canada)) at its Black Fox project and its Grey Fox property, located 3.5 km southeast of Apollo’s Black Fox mine.  As noted in its press release on Grey Fox drilling results dated June 11, 2009, Apollo encountered several high-grade gold intercepts, including hole 10 which contained 3.5 meters (11 feet) grading 455 grams per tonne of gold (13.25 ounces per ton).  The proceeds of the common shares will be used for working capital and general corporate purposes.

The private placements are scheduled to close on or about July 15, 2009, and are subject to certain conditions including, but not limited to, the receipt of all necessary regulatory approvals including the approval of the Toronto Stock Exchange and the NYSE Amex Exchange.

The Flow Through Shares will be offered to residents of Canada and the Common Shares will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States pursuant to Regulation S under the Securities Act.  The Offered Securities have not been registered under the Securities Act, and may not be offered or sold in the United States without registration or pursuant to an applicable exemption from the registration requirements of the Securities Act.  The Offered Securities will be subject to a four-month hold period in Canada.

This press release does not constitute an offer to sell, nor is it a solicitation of an offer to buy, securities.

Apollo Gold Corporation

Apollo is a gold mining and exploration company which operates the Black Fox mine in Ontario, Canada and the Huizopa project, an early stage exploration project in the Sierra Madres in Chihuahua, Mexico. Apollo also owns the Montana Tunnels mine, which is a 50% joint venture with Elkhorn Tunnels, LLC, in Montana, which was placed on care and maintenance on April 30, 2009.

Contact Information:
Apollo Gold Corporation
Investor Relations – Marlene Matsuoka
Phone: 720-886-9656 Ext. 217 Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com Website: www.apollogold.com

FORWARD-LOOKING STATEMENTS
This press release includes “Forward-Looking Statements” within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “schedules,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. All statements regarding timing of future drilling programs and resources at Grey Fox, the anticipated closing of the Offering, the size and manner of the Offering and the use of proceeds therefrom are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from these forward-looking statements include: unexpected changes in business and economic conditions, political or economic instability, significant decreases in gold prices, changes in interest and currency rates, local and community impacts and issues, labor accidents, environmental risks and other factors disclosed under the heading “Risk Factors” in Apollo’s most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission and elsewhere in Apollo’s documents filed from time to time with the Toronto Stock Exchange, The NYSE Amex exchange, The United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements included in this press release are based on information available to Apollo on the date hereof. Apollo assumes no obligation to update any forward looking statements.